EXHIBIT 10(bn)


                        SECOND MODIFICATION AGREEMENT

 This SECOND  MODIFICATION AGREEMENT  ("Modification") is  entered into  this
 11th day of December, 2001 by and among Hallmark Finance Corporation as seller (the "Seller"), and FPF, Inc. ("FPF").

 WITNESSETH;

      WHEREAS, pursuant to that certain Sale and Assignment Agreement dated as of November 18, 1999 and as amended or modified by and among the FPF and the Seller (the "Agreement"), FPF agrees to purchase, and Seller agrees to sell Eligible Premium; and

      WHEREAS, all capitalized terms used herein and not otherwise defined in the Agreement shall have the meaning set forth herein; and

      WHEREAS, Seller and FPF desire to modify and amend the Agreement as hereinafter set forth.

      NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained in the Documents, the parties hereto intending to be legally bound, hereby agree as follows:

 1) Maximum Purchase Commitment. The term "Maximum Purchase Commitment" as defined in the Agreement is hereby amended in its entirety to read as follows:

                "Maximum Purchase Commitment" means $13,500,000.00.

 2) Advance Rate. The term "Advance Rate" as defined in Exhibit A of the Agreement is hereby amended in its entirety to read as follows:

                "Advance Rate" shall mean a percentage from time to time specified by Seller in writing to FPF but in no event to exceed ninety-four percent (94.00%) reduced by the Reserve Percentage.


 3) Interest Rate.   The term  "Interest Rate" as defined in Exhibit A of the
   Agreement is hereby amended in its entirety to read as follows

                "Interest Rate" shall be the Prime Rate plus a spread ("Spread") shown below, based on an actual/360 day year.

      a) From the Closing and for each day in which the prior month's average daily FPF principal balance is $5,000,000 or below, the Spread shall be one percent (1.00%); subject to the floor rate described below; and

      b) For any day in which the prior month's average daily FPF principal balance is greater than $5,000,000, then the Spread shall be three-quarter percent (0.750%) subject to the floor rate described below; and

      c) The Interest Rate shall be subject to a minimum rate (combining the Prime Rate and applicable Spread) of 5.75%.

 4) Option to Revert to Prior Definitions: Seller shall retain the one-time right to revert back to the Interest Rate definition which existed immediately prior to this Second Modification, and which right may be realized by Seller upon delivery of written notice to FPF stating its request to revert to the prior Interest Rate definition. Such reversion to the prior Interest Rate definition will cause a simultaneous reversion of the Advance Rate to its prior definition of ninety percent (90.0%).


 5) Agreement Ratification. All terms, conditions and covenants of the not otherwise modified herein are hereby ratified and confirmed and this Second Modification, when executed by the parties hereto, shall become a part of the Agreement and shall have the same force and effect as if the terms and conditions hereof were originally incorporated in the Agreement prior to the execution thereof.


 IN WITNESS WHEREOF, this Second Modification Agreement is executed by the undersigned parties as of the day and year first set forth above.


                               FPF, Inc.

                               By:_______________________________
                                    Bruce I. Lundy
                                    President



                               SELLER:

                               Hallmark Finance Corporation

                               By:_______________________________

                               Printed Name:  Linda H. Sleeper
                                      Title:  President & CEO